Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” MCAP and AdTheorent are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the Post-Combination Company. The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 present the combination of the financial information of MCAP and AdTheorent after giving effect to the Business Combination and related adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Business Combination as if it was completed on September 30, 2021.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the historical unaudited interim financial statements of MCAP as of September 30, 2021 and the nine months ended September 30, 2021, and the historical financial statements for the period from November 12, 2020 (date of inception) through December 31, 2020, and the related notes, in each case, included in the proxy statement/prospectus filed with the Commission on December 3, 2021;

•

the historical unaudited consolidated financial statements of AdTheorent as of and for the nine months ended September 30, 2021, and the historical financial statements of AdTheorent as of and for the year ended December 31, 2020, and the related notes, in each case, included in the proxy statement/prospectus filed with the Commission on December 3, 2021; and

•

other information relating to MCAP and AdTheorent contained in the proxy statement/prospectus filed with the Commission on December 3, 2021, including the Business Combination Agreement and the description of certain terms thereof set forth under “The Business Combination Agreement,” as well as the disclosures contained in the sections titled “MCAP Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “AdTheorent Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Business Combination will be accounted for as a reverse recapitalization, in accordance with accounting principles generally accepted in the United States (“GAAP”). Under the guidance in Accounting Standard Codification (“ASC”) 805, MCAP is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of AdTheorent issuing stock for the net assets of MCAP, accompanied by a recapitalization whereby the net assets of MCAP will be stated at historical cost and no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of AdTheorent.

AdTheorent was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	AdTheorent stockholders will have the largest voting interest in the Post-Combination Company immediately after the Business Combination;

•	the board of directors of the Post-Combination Company will have up to 9 members, and AdTheorent will have the ability to nominate the majority of the members of the board of directors;

•	AdTheorent management will continue to hold executive management roles for the Post-Combination Company and be responsible for the day-to-day operations;

•	the Post-Combination Company will assume the AdTheorent name;

•	the Post-Combination Company will maintain the current AdTheorent headquarters; and

•	the intended strategy of the Post-Combination Company will continue AdTheorent’s current strategy.

The unaudited pro forma condensed combined financial information is for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions been consummated on the assumed date or for the periods presented, or which may be realized in the future. The transaction accounting adjustments are based on the information currently available and the assumptions and estimates underlying the transaction accounting adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The Post-Combination Company will incur additional costs after the Business Combination in order to satisfy its obligations as an SEC reporting public company.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2021

(in thousands, except for number of shares)

	MCAP Historical	AdTheorent Historical	Transaction Adjustments Accounting		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$798	$22,640	$316,270	(a)	$101,408
			(252,224)	(b)
			121,500	(c)
			(11,069)	(d)
			(27,942)	(e)
			(24,368)	(f)
			38,972	(g)
			(83,169)	(n)
Restricted cash	—	105	—		105
Accounts receivable, net	—	38,886	—		38,886
Income tax recoverable	—	46	—		46
Prepaid expenses	454	1,307	—		1,761
Deferred transaction costs	—	731	(731)	(e)	—

Total current assets	1,252	63,715	77,239		142,206
Other assets	178	—	120	(g)	298
Cash and marketable securities held in Trust Account	316,270	—	(316,270)	(a)	—
Property and equipment, net	—	362	—		362
Customer relationships, net	—	10,114	—		10,114
Other intangible assets, net	—	8,086	—		8,086
Goodwill	—	35,778	—		35,778
Security deposits	—	90	—		90

Total assets	$317,700	$118,145	$(238,911)		$196,934

LIABILITIES AND SHAREHOLDERS’/MEMBERS’ EQUITY
Current liabilities
Accounts payable	$546	$8,260	$(363)	(e)	$8,443
Accrued compensation	—	5,484	—		5,484
Accrued expenses	—	5,187	(1,113)	(e)	4,074
Term loans, current portion	—	24,331	(24,331)	(f)	—

Total current liabilities	546	43,262	(25,807)		18,001
SAFE notes	—	2,475	—		2,475
Warrant liability	23,591	—	(2,248)	(o)	21,343
Earn-out liability	—	—	40,499	(h)	41,623
			1,124	(q)
Deferred underwriting fee payable	11,069	—	(11,069)	(d)	—
Deferred income taxes	—	2,922	—		2,922
Revolving loan	—	—	39,092	(g)	39,092
Deferred rent, net of current portion	—	1,670	—		1,670

Total liabilities	35,206	50,329	41,591		127,126

Commitments and contingencies
Redeemable Class A ordinary shares	316,270	—	(316,270)	(j)	—
Stockholders’/Members’ equity
Preferred stock	—	—	—		—
Class A common stock	—	—	(2)	(b)	9
			1	(c)
			3	(j)
			1	(k)
			6	(l)
Class B common stock	1	—	(1)	(k)	—
Class A common units	—	26,000	(26,000)	(l)	—
Class B common units	—	17,333	(17,333)	(l)	—
Class C common units	—	—	—		—
Additional paid-in capital	—	2,657	(252,222)	(b)	51,098
			121,499	(c)
			(22,197)	(e)
			(40,499)	(h)
			3,527	(i)
			316,267	(j)
			43,327	(l)
			(33,777)	(m)
			(83,169)	(n)
			2,248	(o)
			(5,439)	(p)
			(1,124)	(q)
Earn-out	—	—	5,439	(p)	5,439
Noncontrolling interests	—	(1,171)	—		(1,171)
(Accumulated deficit) Retained earnings	(33,777)	22,997	(5,000)	(e)	14,433
			(37)	(f)
			(3,527)	(i)
			33,777	(m)

Total stockholders’/members’ equity	(33,776)	67,816	35,768		69,808

Total liabilities and stockholders’/members’ equity	$317,700	$118,145	$(238,911)		$196,934

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2021

(in thousands, except for per share amounts)

	MCAP Historical	AdTheorent Historical	Transaction Accounting Adjustments			Pro Forma Combined
Revenue	$—	$110,368	$—			$110,368
Operating expenses:
Platform operations	—	52,368	—			52,368
Sales and marketing	—	25,689	—			25,689
Technology and development	—	8,046	—			8,046
General and administrative	1,312	13,187	153	(a	)	14,652

Total operating expenses	1,312	99,290	153			100,755

Income (loss) from operations	(1,312)	11,078	(153)			9,613
Interest income (expense), net	20	(1,808)	(20)	(c	)	(953)
			1,808	(d	)
			(953)	(e	)
Warrant issue costs	(832)	—	—			(832)
Change in fair value of warrant liability	(772)	—	705	(f	)	(67)
Other expense, net	—	20	—			20

Total other income (expense), net	(1,584)	(1,788)	1,540			(1,832)

Income (loss) from continuing operations before income taxes	(2,896)	9,290	1,387			7,781
(Provision for) benefit from taxes	—	(3,141)	(291)	(g	)	(3,432)

Net income (loss)	$(2,896)	$6,149	$1,096			$4,349

Less: Net loss attributable to noncontrolling interest	—	539	—			539

Net income (loss) attributable to common shareholders	$(2,896)	$6,688	$1,096			$4,888

Post-Combination Company net income per share:
Basic						$0.06 (h)
Diluted						$0.05 (h)
Post-Combination Company common shares outstanding:
Basic						85,743,994 (h)
Diluted						94,317,618 (h)
AdTheorent net income per common unit:
Basic		$0.15
Diluted		$0.14
AdTheorent weighted-average common units outstanding:
Basic		43,499,745
Diluted		47,841,702
MCAP
Weighted-average Class A redeemable common shares outstanding, basic and diluted:	24,674,451
Net income per share of Class A redeemable common stock basic and diluted	$(0.09)
Weighted-average Class B non-redeemable common shares outstanding, basic and diluted	7,906,250
Net income per Class B non-redeemable common stock, basic and diluted
	$(0.09)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2020

(in thousands, except for per share amounts)

	MCAP Historical	AdTheorent Historical	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$121,015	$—		$121,015
Operating expenses:
Platform operations	—	59,458	—		59,458
Sales and marketing	—	31,608	—		31,608
Technology and development	—	9,709	—		9,709
General and administrative	19	8,126	4,448	(a)	17,593
			5,000	(b)

Total operating expenses	19	108,901	9,448		118,368

Income (loss) from operations	(19)	12,114	(9,448)		2,647
Interest income (expense), net	—	(3,285)	3,248	(d)	(1,307)
			(1,270)	(e)
Other expense, net	—	646	—		646

Total other income (expense), net	—	(2,639)	1,978		(661)

Income (loss) from continuing operations before income taxes	(19)	9,475	(7,470)		1,986
(Provision for) benefit from taxes	—	(2,780)	1,569	(g)	(1,211)

Net income (loss)	$(19)	$6,695	$(5,901)		$775

Less: Net loss attributable to noncontrolling interest	—	632	—		632

Net income (loss) attributable to common shareholders	$(19)	$7,327	$(5,901)		$1,407

Post-Combination Company net income per share:
Basic					$0.02	(h)
Diluted					$0.01	(h)
Post-Combination Company common shares:
Basic					85,743,994	(h)
Diluted					94,317,618	(h)
AdTheorent net income per common unit:
Basic		$0.17
Diluted		$0.17
AdTheorent weighted-average common units outstanding:
Basic		43,399,728
Diluted		43,399,728
MCAP
Weighted-average Class A redeemable common shares outstanding, basic and diluted:	n/a
Net income per share of Class A redeemable common stock basic and diluted	n/a
Weighted-average Class A and Class B non-redeemable common shares outstanding, basic and diluted	6,875,000
Net loss per share of Class A and Class B non-redeemable common stock, basic and diluted	$0.00

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Business Combination

On July 27, 2021, MCAP Acquisition Corporation, a Delaware corporation (“MCAP”), GRNT Merger Sub 1 LLC, a Delaware limited liability company (“Merger Sub 1”), GRNT Merger Sub 2 LLC, a Delaware limited liability company (“Merger Sub 2”), GRNT Merger Sub 3 LLC, a Delaware limited liability company (“Merger Sub 3”), GRNT Merger Sub 4 LLC, a Delaware limited liability company (“Merger Sub 4” and together with Merger Sub 1, Merger Sub 2 and Merger Sub 3, the “Merger Sub Entities”), H.I.G. Growth — AdTheorent Intermediate, LLC, a Delaware limited liability company (the “Blocker”), H.I.G. Growth — AdTheorent, LLC, a Delaware limited liability company (the “Blocker Member”), and AdTheorent Holding Company, LLC, a Delaware limited liability company (“AdTheorent”), entered into a business combination agreement (the “BCA” or the “Business Combination Agreement”) pursuant to which, among other things, (i) Merger Sub 1 will merge with and into the Blocker, with the Blocker surviving such merger as a wholly owned subsidiary of MCAP, (ii) immediately thereafter and pursuant to an integrated plan, the Blocker will merge with and into Merger Sub 2, with Merger Sub 2 surviving such merger as a wholly owned subsidiary of MCAP, (iii) immediately thereafter, Merger Sub 3 will merge with and into AdTheorent, with AdTheorent surviving such merger as a wholly owned subsidiary of MCAP and (iv) immediately thereafter and pursuant to an integrated plan, AdTheorent will merge with and into Merger Sub 4, with Merger Sub 4 surviving such merger as a wholly owned subsidiary of MCAP. The transaction is structured as four mergers, collectively with the other transactions described in the Business Combination Agreement, the “Business Combination.”

The aggregate transaction consideration in the Business Combination is an amount equal to (a) $775.0 million, minus (b) an amount equal to 50% of the Company Management Bonus (as defined in the BCA), minus (c) an amount equal to the Monroe Credit Agreement Payoff Amount (as defined in the BCA), minus (d) an amount equal to the SVB Credit Agreement Payoff Amount (as defined in the BCA) minus (e) an amount equal to the Hudson Street Unpaid Sublease Termination Fee Amount (as defined in the BCA), minus (f) an amount equal to the Cares Act Unpaid Payroll Taxes Deferred Amount (the “Company Value”). The aggregate transaction consideration is comprised of the cash consideration to AdTheorent equityholders, shares of MCAP Common Stock delivered to AdTheorent equityholders at closing (“Close”) of the Business Combination, the restricted stock units in MCAP delivered to holders of AdTheorent interest units, and the options to purchase shares of MCAP Common Stock underlying outstanding vested and unvested stock options. In connection with preserving the aggregate transaction consideration for AdTheorent equityholders in connection with the Business Combination, if options to purchase MCAP Common Stock allocable to holders of vested or unvested stock options become forfeited, such options have been reallocated to the other equityholders of AdTheorent in accordance with the Payment Spreadsheet. The aggregate transaction consideration consists of a combination of the Aggregate Cash Consideration and Aggregate Stock Consideration:

•

Aggregate Cash Consideration: Cash consideration in an amount equal to (a) $162.0 million, plus (b) the Available Cash Excess Amount (as defined in the BCA), if any, minus (c) any amount by which the Available Cash Shortfall Amount (as defined in the BCA) exceeds $113.2 million, minus (d) any amount by which cash on AdTheorent’s balance sheet as of the closing shall be less than $3.5 million, minus (e) any amount by which any cash distributions to AdTheorent’s members following July 27, 2021 exceeds the amount of the Permitted Distribution (as defined in the BCA), plus (f) the portion of the Permitted Distribution amount that AdTheorent does not distribute prior to the Closing, minus (g) any amount by which the Transaction Expenses (as defined in the BCA) of AdTheorent and MCAP exceed $40.0 million, minus (h) any amount by which Identified Company Indebtedness (as defined in the BCA) exceeds $26.0 million;

•

Aggregate Stock Consideration: The remainder of the aggregate transaction consideration in shares of MCAP Common Stock valued at $10.00 per share (in the case of holders of Class A, Class B and issued and outstanding Class C membership interests in AdTheorent) and options to purchase MCAP Common Stock valued at $10.00 per share (in the case of holders of unexercised Class C membership interests in AdTheorent).

The unaudited pro forma condensed combined financial statements have been prepared to reflect:

•

An aggregate of 12,150,000 shares of MCAP Class A Common Stock at a purchase price of $10.00 per share, for an aggregate purchase price of $121.5 million in a private placement or placements (the “Private Placements”).

•

MCAP Acquisition, LLC, a Delaware limited liability company (the “Sponsor”) forfeiting 551,096 of its MCAP Warrants and subjecting certain of its shares of the Post-Combination Company Common Stock and MCAP Warrants to an “earn-out”;

•	The conversion of Class B Common Stock of MCAP into Class A Common Stock of the Post-Combination Company;

•

The AdTheorent Class A, Class B and Class C Interests issued and outstanding immediately prior to the Business Combination and not cancelled in connection with the Business Combination, converting into the number of shares of Post-Combination Company Common Stock, with such holder’s portion of the Aggregate Cash Consideration and such holder’s portion of the Earn-Out Consideration, in each case, set forth in the Payment Spreadsheet;

•

The AdTheorent options outstanding immediately prior to the Business Combination, whether vested or unvested, converting into options to purchase shares of Class A Common Stock of the Post-Combination Company (“Exchanged Options”) and such holder’s portion of the Earn-Out Consideration, each in accordance with the Payment Spreadsheet. The Exchanged Options continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former terms;

•

The AdTheorent interest units outstanding immediately prior to the Business Combination, whether vested or unvested, converting into restricted stock units with respect to Class A Common Stock of the Post-Combination Company (“Exchanged Units”) and such holder’s portion of the Earn-Out Consideration, each in accordance with the Payment Spreadsheet. The Exchanged Units will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former terms;

•

The issued and outstanding MCAP warrants representing the right to purchase Post-Combination Company Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the MCAP warrant agreement;

•

The conversion of the Private Placement Warrants and Public Warrants exercisable into Class A Common Stock of MCAP into an equal number of the Post-Combination Company’s warrants for the Post-Combination Company’s Common Stock with the same terms;

•

The reflection of an Earn-Out, which stipulates that, if, at any time during the period following the Closing and expiring on the third anniversary of the Closing Date, (i) the VWAP of the Post-Combination Company Common Stock shall be greater than or equal to $14.00 for any twenty (20) trading days within a period of thirty (30) consecutive trading days or (ii) MCAP completes a liquidation, merger, stock exchange, reorganization or similar transaction that results in all MCAP Stockholders having the right to exchange their shares of Post-Combination Company Common Stock for cash, securities or other property pursuant to which the valuation of such shares of Post-Combination Company Common Stock equals or exceeds $14.00 per share (the “Earn-Out Target”), then within ten (10) Business Days following the achievement of the Earn-Out Target, MCAP shall pay or issue, as applicable, to the AdTheorent members and holders of an Exchanged Option or Exchanged Unit an aggregate amount equal to $95,000,000, which such Earn-Out Consideration shall be paid, at the sole and absolute discretion of the Post-Combination Company Board, in the form of (1) the issuance to AdTheorent members and holders of an Exchanged Option or Exchanged Unit of validly issued, fully-paid and nonassessable shares of Post-Combination Company Common Stock valued at $14.00 per share, (2) a payment in cash or (3) a combination of (1) and (2) (the “Earn-Out Consideration”); provided, however, that (x) no Earn-Out Consideration will be paid with respect to unvested Exchanged Options or Exchanged Units that expired or terminated prior to the date that MCAP pays the Earn-Out Consideration and (y) with respect to outstanding Exchanged Options and Exchanged Units that are unvested as of the date MCAP pays the Earn-Out Consideration, MCAP shall pay the Earn-Out Consideration to the applicable holder of an Exchanged Option and Exchanged Units within thirty (30) days following the date on which the unvested Exchanged Option and Exchanged Unit vests, subject to the holder’s continued employment or service through such vesting date;

•	The receipt of debt proceeds from a new revolving line of credit.

•	AdTheorent’s existing outstanding credit facilities being paid off; and

•	AdTheorent’s members receiving cash consideration below the minimum Aggregate Cash Consideration define in the BCA. The minimum Aggregate Cash Consideration amount was waived by AdTheorent’s members.

Excess cash proceeds from the consummation of the Business Combination are expected to be used for general corporate purposes.

The following summarizes the unaudited pro forma Post-Combination Company Common Stock issued and outstanding immediately after the Business Combination:

	Share ownership in the Post- Combination Company
Stockholder	Shares	%
Former non-H.I.G AdTheorent equityholders (1)(2)	25,818,349	30.1%
H.I.G. Growth – AdTheorent, LLC	34,064,174	39.7%
MCAP public stockholders (3)	6,404,096	7.5%
MCAP Sponsor (4)(5)	9,957,375	11.6%
PIPE Investors (6)	9,500,000	11.1%

	85,743,994	100.0%

(1)	Excludes an estimated 8,573,624 outstanding options in the Post-Combination Company.

(2)

Excludes $95,000,000 earn-out consideration (payable in cash or shares) under the No Redemption and Illustrative Maximum Redemption scenarios, respectively, as they are contingently issuable based upon the earn-out target being achieved.

(3)	Excludes an estimated 10,541,667 shares underlying the Public Warrants beneficially held by the MCAP Public Stockholders.

(4)

Excludes an estimated 598,875 shares held in escrow subject to earn-out targets and excludes an estimated 5,432,237 (excluding 551,096 MCAP warrants forfeited) shares underlying the Private Placement Warrants beneficially held by the Sponsor. Of the 5,432,237 warrants, 551,096 are to be held in escrow subject to earn-out targets.

(5)	Includes 2,650,000 shares of MCAP Common Stock issued to members of the Sponsor or their affiliates in their capacity as a PIPE Investor.

(6)	Excludes 2,650,000 shares of MCAP Common Stock issued to members of the Sponsor or their affiliates in their capacity as a PIPE Investor.

The following tables summarize the sources and uses, for funding the Business Combination assuming the transaction closes on September 30, 2021 and using a deemed stock value of $10.00 per share:

Sources (in thousands)		Uses (in thousands)
Cash and investments held in the Trust Account	$64,020	Transaction expenses paid at Close	$39,011
Excess cash and investments held in the Trust Account	26	Shares and options of Post-Combination Company to shareholders	684,562
Shares and options of Post-Combination Company to shareholders	684,562	Existing debt repayment	24,368
New debt	38,972	Cash to balance sheet	100,000
PIPE Investment	121,500	Cash for transaction expenses paid after Close	1,408
MCAP Cash	798	Cash to shareholders	83,169
AdTheorent Cash	22,640

Total sources	$932,518	Total uses	$932,518

Total consideration to shareholders			$784,562

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The presentation of Management’s Adjustments has not been elected. Only Transaction Accounting Adjustments have been presented in the unaudited pro forma condensed financial information.

The historical financial information of MCAP and AdTheorent has been prepared in accordance with GAAP and has been adjusted in the unaudited pro forma combined financial information to give effect to events that are transaction accounting adjustments. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination and certain other adjustments.

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Business Combination are reflected in the unaudited pro forma condensed consolidated balance sheet as a direct reduction to the Post-Combination Company’s additional paid-in capital (“APIC”) and are assumed to be cash settled.

The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that management believes are reasonable under the circumstances. The unaudited condensed combined pro forma statements are not necessarily indicative of what the Post-Combination Company’s financial position or results of operations would have been had the Business Combination been completed on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the Post-Combination Company.

MCAP and AdTheorent have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Accounting for the earn-out to equityholders:

The earn-out can be settled in cash or shares in the Post-Combination Company. As the earn-out can be settled in shares, the accounting treatment of the earn-out was evaluated to assess if the arrangement qualifies as an equity classified instrument or liability classified instrument, including evaluating if the earn-out target includes events or adjustments that are not considered indexed to the fair value of the Post-Combination Company’s Common Stock.

As noted above, the Business Combination is accounted for as a reverse recapitalization, the issuance of the earn-out shares to AdTheorent’s equity-holders, on a pro rata ownership basis, would be accounted for as an equity transaction (as a deemed dividend) if the contingency is met. Prior to the contingency achievement, the earn-out will be classified as a liability under the ASC Topic 815, Derivatives and Hedging, (“Topic 815”). Topic 815 provides guidance that changes in the fair value of the earn-out share liability in future periods will be recognized in the statement of operations.

The accounting for the earn-out was also evaluated under ASC Topic 480, Distinguishing Liabilities from Equity, to determine if the arrangement should be classified as a liability. As part of that analysis, it was determined that the earn-out is not liability classified. It was next evaluated whether the earn-out represents a derivative instrument pursuant to Topic 815. Paragraph ASC 815-10-15-74(a) states that a reporting entity shall not consider contracts that are both (a) indexed to an entity’s own stock and (b) classified in stockholder’s equity in its statement of financial position to be derivative instruments. In order to conclude that the earn-out meets this scope exception and whether the earn-out should be accounted for as equity under ASC 815-40, it was evaluated whether the earn-out meets both of these requirements. It was determined that the earn-out is not indexed to the Post-Combination Company’s own stock and therefore this results in the earn-out being classified as a liability pursuant to Topic 815. The fair value of the earn-out has been recorded in the unaudited pro forma combined balance sheet. See Note 5 for further information.

Accounting for the earn-out to stock option and stock unit holders:

The grant of the earn-out to employee stock option and unit holders is considered a compensatory award and accounted for under ASC 718, Share-based Compensation. The payment of the earn-out is contingent on continued employment. Under this guidance, the award is measured at fair value at the grant (or issue) date and expense is recognized over the time-based vesting period (the earn-out target is a market condition and does not impact expense recognition).

The earn-out target for employees underlying the stock option are equity-classified so periodic expense is based on the fair value of the award as vesting occurs with a charge and a credit to accumulated paid-in-capital (“APIC”).

Accounting for the MCAP Warrants:

The accounting treatment of the MCAP Public Warrants and Private Placement Warrants have been evaluated to assess if the arrangements qualify as equity classified instruments or liability classified instruments. The Public Warrants and the Private Placement Warrants will qualify as liability classified instruments.

Accounting for the Post-Combination MCAP escrow shares subject to earn-out:

Achieving the earn-out target releases 598,875 shares in the Post-Combination Company held in escrow. As the earn-out can be settled in shares, the accounting treatment of the earn-out was evaluated to assess if the arrangement qualifies as an equity classified instrument or liability classified instrument, including evaluating if the earn-out target includes events or adjustments that are not considered indexed to the fair value of the Post-Combination Company’s Common Stock.

As noted above, the Business Combination is accounted for as a reverse recapitalization, the issuance of the earn-out shares would be accounted for as an equity transaction (as a deemed dividend) if the contingency is met. Prior to the contingency achievement, the earn-out will be classified as equity under the ASC Topic 815, Derivatives and Hedging, (“Topic 815”). Topic 815.

The accounting for the earn-out was also evaluated under ASC Topic 480, Distinguishing Liabilities from Equity, to determine if the arrangement should be classified as a liability. As part of that analysis, it was determined that the earn-out is not liability classified. It was next evaluated whether the earn-out represents a derivative instrument pursuant to Topic 815. Paragraph ASC 815-10-15-74(a) states that a reporting entity shall not consider contracts that are both (a) indexed to an entity’s own stock and (b) classified in stockholder’s equity in its statement of financial position to be derivative instruments. In order to conclude that the earn-out meets this scope exception and whether the earn-out should be accounted for as equity under ASC 815-40, it was evaluated whether the earn-out meets both of these requirements. It was determined that the earn-out met both of these criteria and therefore this results in the earn-out being classified as equity pursuant to Topic 815. The fair value of the earn-out has been recorded in the unaudited pro forma combined balance sheet. See Note 5 for further information.

Accounting for the Post-Combination MCAP escrow warrants subject to earn-out:

The 551,096 MCAP Warrants held in escrow subject to earn-out have the same terms and conditions as the other MCAP warrants described above. As such, they follow the same accounting treatment and are considered to be liability classified.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

a)	Reflects the liquidation and reclassification of investments held in the trust account to cash and cash equivalents that for general use by the Post-Combination Company.

b)	The adjustment reflects the cash disbursement for the redemption of Class A Common Stock.

c)	Reflects the gross proceeds of $121.5 million from the PIPE Financing (12,150,000 shares of Class A Common Stock at $10.00 per share).

d)	Reflects the cash disbursement of $11.1 million to settle the deferred underwriters’ fees of $11.1 million which were originally incurred by MCAP during its IPO.

e)

Reflects the payment of direct and incremental transaction costs incurred prior to or concurrent with the Business Combination and PIPE Financing of $27.9 million, which were cash settled upon Closing in accordance with the BCA. Payment of $1.4 million of transaction costs is deferred until after close and is recorded in accrued expenses. Transaction costs include legal, accounting, financial advisory and other professional fees related to the Business Combination and PIPE Financing. For purposes of a reverse recapitalization transaction, these direct and incremental transaction costs related to the Business Combination, with the exception of those costs already accrued and expensed and the $5.0 million management cash bonus paid, are treated as a reduction of the cash proceeds resulting from the Business Combination and are accordingly reported by the Post-Combination Company as a reduction to additional paid-in capital rather than expensed as incurred. As of September 30, 2021, AdTheorent and MCAP had capitalized transaction costs of $0.7 million, accrued transaction costs of $2.5 million and $0.4 million in accounts payable and accrued expenses recorded in their books.

f)	Reflects the repayment of AdTheorent’s $24.4 million term loan using proceeds from the transaction and write-off of deferred financing fees of $0.05 million.

g)

Reflects borrowing from the new $40.0 million revolving line of credit facility entered into to fund the Business Combination. Proceeds received of $39.0 million, are net of $0.1 million of loan fees and $0.9 million of letters of credit.

h)

Reflects the preliminary estimated fair value of $40.5 million of the earn-out contingently issuable to AdTheorent equityholders as of the Closing. The eligible AdTheorent equityholders have been allowed to participate in the rights to contingently receive a pro rata portion of the earn-out issuable upon achievement of the earn-out target. The preliminary fair value was determined using the most reliable information available. The actual fair value could change materially once the final valuation is determined. There are no future service requirements related to the earn-out target for the AdTheorent’s equityholders. Refer to Note 5 for more information.

i)

Reflects the preliminary estimated fair value of $3.5 million of the earn-out contingently issuable to AdTheorent vested option and unit holders where all service requirements have been met, however the payment is contingent on future employment given the underlying option or unit would be forfeited in the event of an employment separation. The preliminary fair value was determined using the most reliable information available. The actual fair value could change materially once the final valuation is determined at the Closing. Refer to Note 5 for more information.

j)	Reflects the transfer of MCAP’s Class A Common Stock subject to possible redemptions as of September 30, 2021 to permanent equity.

k)	Reflects the conversion of MCAP’s Class B Common Stock to Class A Common Stock.

l)	Reflects the recapitalization of equity as a result of the exchange of AdTheorent common units for Class A Common Stock at the Exchange Ratio.

m)	Reflects the elimination of MCAP’s accumulated deficit to additional paid-in capital.

n)	Reflects the cash consideration paid, less any debt paid off using balance sheet cash, to existing AdTheorent members as part of the Business Combination.

o)

Reflects a reduction in the warrant liability to take into account the forfeiture of 551,096 MCAP warrants and a further 551,096 MCAP warrants that will be held in escrow subject to release back to MCAP based on meeting certain earn-out targets defined in the BCA. See a further adjustment to establish an earn-out liability for the MCAP warrants held in escrow.

p)

Reflects the preliminary estimated fair value of 598,875 shares in the Post-Combination Company held in escrow subject to release to MCAP based on meeting certain earn-out targets defined in the BCA. The preliminary fair value was $5.4 million and was determined using the most reliable information available. The actual fair value could change materially once the final valuation is determined. Refer to Note 5 for more information.

q)

Reflects the preliminary estimated fair value of 551,096 MCAP warrants held in escrow subject to release to MCAP based on meeting certain earn-out targets defined in the BCA. The preliminary fair value was $1.1 million and was determined using the most reliable information available. The actual fair value could change materially once the final valuation is determined.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 are as follows:

a)

Reflects the estimated incremental stock-based compensation for the portion of the earn-out issuable to holders of employee stock options and units who have a continuing employment requirement. An expense of $0.2 million and $0.9 million has been recognized for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively, in relation to unvested option and unit holders. For vested option holders an expense of $3.5 million has been recognized for the year ended December 31, 2021. The adjustment assumes no forfeitures. For further details, refer to Note 5.

b)

Reflects the $5.0 million management bonus paid contingent to close of the transaction. These costs will not affect the income statement beyond 12 months after the Merger date and therefore no adjustment has been made for the nine months ended September 30, 2021.

c)	Reflects an adjustment to eliminate interest income related to the Trust Account.

d)

Reflects an adjustment to eliminate interest expense related to the term loan paid off in connection with the transaction. For the year ended December 31, 2020, the adjustments to interest expense reflect the write-off of deferred financing fees of $0.1 million. The write-off of deferred financing costs will not affect the income statement beyond 12 months after the Merger date and therefore no adjustment has been made for the nine months ended September 30, 2021.

e)	Reflects interest expense associated with the new revolving line of credit.

f)

Reflects an adjustment to partially eliminate the change in the fair value of the warrant liability related to the 551,096 MCAP warrants forfeited and the 551,096 MCAP warrants now held in escrow subject to earn-out conditions.

g)	Reflects the income tax benefit or expense effects of the pro forma adjustments based on the applicable statutory tax rate of 21%.

h)	Reflects the pro forma earnings per share computation. See Note 4.

4. Earnings per Share

Represents net income per share calculated using the basic and diluted weighted average shares of common stock outstanding of as a result of the pro forma adjustments. As the Business Combination is being reflected as if it had occurred on January 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented:

Pro Forma Combined
Shares
Former non-H.I.G AdTheorent equityholders	25,818,349
H.I.G. Growth – AdTheorent, LLC	34,064,174
MCAP public stockholders	6,404,096
MCAP Sponsor (1)	9,957,375
Third Party PIPE Investors (2)	9,500,000

Total common shares outstanding	85,743,994

Stock options	8,573,624

Total diluted shares outstanding	94,317,618

(1)	Includes 2,650,000 shares of MCAP Common Stock to be issued to members of the Sponsor or their affiliates in their capacity as a PIPE investor.
(2)	Excludes 2,650,000 shares of MCAP Common Stock to be issued to members of the Sponsor or their affiliates in their capacity as a PIPE investor.

The number of shares of common stock attributed to AdTheorent stockholders represents the aggregate number of shares of MCAP Common Stock to be issued to equityholders of AdTheorent and the maximum number of shares of MCAP Common Stock underlying stock options that may be assumed pursuant to the transactions described herein. The following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods:

1)

The MCAP Public Warrants and the Private Placement Warrants with an exercise price of $11.50 per share will become exercisable for one Post-Combination Company Common Share. The Public Warrants and the Private Placement Warrants are not dilutive on a pro forma basis and have been excluded from the diluted number of shares outstanding at the time of Closing.

2)

Excludes $95.0 million in total earnout value (payable in cash or shares) under the No Redemption and Illustrative Maximum Redemption scenarios, respectively, as they are contingently issuable based upon Triggering Events that have not been achieved as of the Closing.

3)	Excludes an estimated 598,875 shares held in escrow subject to earn-out targets.

5. Earn-out

The earn-out eligible for AdTheorent equityholders is expected to be accounted for as a liability classified instrument that is earned upon achieving the earn-out target. The earn-out issuable to holders of employee stock options and units are expected to be accounted for as stock-based compensation expense as they are subject to forfeiture based on the satisfaction of certain employment conditions. The MCAP shares held in escrow subject to earn-out are accounted for as an equity classified instrument.

The preliminary estimated fair value of the earn-out for AdTheorent equityholders and for MCAP shares held in escrow was $40.5 million and $5.4 million, respectively, and was recorded as an earn-out liability and as earn-out equity, respectively, and charged to APIC as a “deemed dividend” as of the Closing in the unaudited pro forma condensed combined balance sheet as of September 30, 2021. The preliminary estimated fair value of the earn-out issuable to holders of unvested employee stock options and units was $1.1 million, of which $0.2 million and $0.9 million, was recorded as stock-based compensation expense in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively, assuming the continuing service requirement was met, and assuming no forfeitures. The portion of the estimated fair value of the earn-out associated with unvested stock options and units will be recognized as an expense as the future continuing employment vesting requirement is met. For the vested options and units an expense of $3.5 million has been recognized in the year ended December 31, 2020, although all future service requirements have been met, the payment is contingent on future employment given the underlying option or unit would be forfeited in the event of an employment separation.

The preliminary estimated fair values of the earn-outs were determined by using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the three-year earn-out period determined using the most reliable information available. The preliminary fair value of the earn-out is subject to change as additional information becomes available and additional analyses are performed. Such changes could be material once the final valuation is determined at the closing of the Business Combination. Assumptions used in the preliminary valuation, which are subject to change at the Closing, were as follows:

•	Current stock price — The current stock price was set at the deemed value of $10.00 per share for the Post-Combination Company Common Stock.

•

Expected volatility — The volatility rate was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the expected term of the awards.

•

Risk-free interest rate — The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected three year term of the earnout period.

•	Expected term — The expected term is the three-year years of the earn-out period.

•	Expected dividend yield — The expected dividend yield is zero as we have never declared or paid cash dividends and have no current plans to do so during the expected term.

The following table depicts a sensitivity analysis of the AdTheorent equityholders earn-out value and the related impacts based on incremental increases and decreases in certain valuation assumptions.

Earn-out sensitivity for the AdTheorent equityholders earn-out (in thousands):

	Increase/(decrease) in earn-out value	Increase/(decrease) in earn-out liability	Increase/(decrease) in future stock- based compensation expense
Stock price change with all other valuation inputs kept consistent:
Increase of stock price to $11.00	$7,000	$6,286	$714
Decease of stock price to $9.00	$(6,900)	$(6,196)	$(704)
Stock volatility change with all other valuation inputs kept consistent:
Increase of volatility by 10% to 78.4%	$800	$718	$82
Decrease of volatility by 10% to 58.4%	$(1,400)	$(1,257)	$(143)